UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 18, 2002

                         Commission File Number 0-27399

                        AMERICAN FINANCIAL HOLDINGS, INC.


             (Exact name of registrant as specified in its charter)



                      DELAWARE                                                    06-1555700
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)


     102 WEST MAIN STREET, NEW BRITAIN, CONNECTICUT                                 06051
       (Address of principal executive officers)                                  (Zip Code)


       Registrant's telephone number, including area code: (860) 612-3366



                                 Not Applicable
              (Former name, former address and former fiscal year,
                        if changed since last report)



The Registrant hereby amends the items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated January 18, 2002 and filed on January 29, 2002 as set forth herein.

                                TABLE OF CONTENTS



ITEM. 7  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(a)  Financial Statements of Businesses Acquired

     Audited Consolidated Balance Sheets of American Bank of Connecticut as of December 31, 2001 and 2000, and the Related Consolidated Statements of Earnings, Stockholders' Equity, Comprehensive Income (Loss) and Cash Flows
     for the Years Ended December 31, 2001, 2000, and 1999.....................3

(b)  Pro Forma Financial Information

     American Financial Holdings, Inc. Unaudited Pro Forma Consolidated
     Condensed Balance Sheet as of December 31, 2001..........................30

     American Financial Holdings, Inc. Unaudited Pro Forma Consolidated
     Condensed Statement of Income for the Year Ended December 31, 2001.......31

     American Financial Holdings, Inc. Notes to Unaudited Pro Forma
     Consolidated Condensed Financial Statements..............................31

(c)  Exhibits

     Exhibit No.               Description
     ----------                -----------
         23                    Consent of KPMG LLP

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
American Financial Holdings, Inc.:


We have audited the accompanying consolidated balance sheets of American Bank of Connecticut and subsidiaries (the "Bank") as of December 31, 2001 and 2000, and the related consolidated statements of earnings, comprehensive income (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Bank of Connecticut and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

As described in note 1 to the consolidated financial statements, the Bank was acquired by American Financial Holdings, Inc. on January 18, 2002.


                                  /s/ KPMG LLP
                                  ----------------
                                      KPMG LLP

Hartford, Connecticut
January 18, 2002

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                           Consolidated Balance Sheets

                           December 31, 2001 and 2000
                             (Dollars in thousands)


                                     ASSETS                                                2001                  2000
                                                                                       ------------          ------------
Cash and amounts due from depository institutions                                     $      15,398         $      14,838
Federal funds sold                                                                          117,400                15,100
                                                                                       ------------          ------------
                 Total cash and cash equivalents                                            132,798                29,938
                                                                                       ------------          ------------
Investment securities available for sale, at fair value (note 3)
     (amortized cost $105,878 in 2001; $224,825 in 2000)                                    105,349               223,555
Mortgage-backed securities available for sale, at fair value (note 3)
     (amortized cost $217,197 in 2001; $185,994 in 2000)                                    221,400               187,832
                                                                                       ------------          ------------
                 Total investment and mortgage-backed securities                            326,749               411,387
                                                                                       ------------          ------------
Loans receivable (note 4):
     Residential real estate                                                                240,985               246,291
     Commercial real estate                                                                  82,073                80,743
     Real estate construction                                                                39,834                29,656
     Commercial                                                                              58,162                64,592
     Consumer and other                                                                       3,097                 2,767
     Allowance for loan losses                                                               (8,396)               (7,360)
                                                                                       ------------          ------------
                 Loans, net                                                                 415,755               416,689
                                                                                       ------------          ------------
Premises and equipment, net (note 5)                                                          5,088                 5,757
Accrued income receivable                                                                     4,100                 6,213
Intangible assets                                                                            12,451                14,345
Cash surrender value of bank-owned life insurance                                            17,965                16,988
Deferred income taxes, net (note 9)                                                           1,776                 3,089
Prepaid expenses and other assets (note 2)                                                    8,772                 2,681
                                                                                       ------------          ------------
                 Total assets                                                         $     925,454         $     907,087
                                                                                       ============          ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits (note 7):
     Demand deposits                                                                  $      49,663         $      44,759
     Checking deposits                                                                       81,363                80,927
     Savings deposits                                                                       333,520               292,167
     Time deposits                                                                          266,981               299,503
                                                                                       ------------          ------------
                 Total deposits                                                             731,527               717,356
Borrowings from the Federal Home Loan Bank  (note 8)                                        107,000               114,000
Accrued interest payable                                                                        591                 1,379
Accrued expenses and other liabilities                                                        2,164                 2,333
                                                                                       ------------          ------------
                 Total liabilities                                                          841,282               835,068
                                                                                       ------------          ------------
Stockholders' equity:
     Common stock, one dollar par value per share; authorized
        12,000,000 shares; issued and outstanding 5,007,734 and
        4,762,000 shares in 2001 and 2000, respectively                                       5,008                 4,762
     Additional paid-in capital                                                              12,385                 7,032
     Retained earnings                                                                       63,939                60,788
     Accumulated other comprehensive income                                                   3,752                   372
     Unearned ESOP shares                                                                      (912)                 (935)
                                                                                       ------------          ------------
                 Total stockholders' equity                                                  84,172                72,019
                                                                                       ------------          ------------
                 Total liabilities and stockholders' equity                           $     925,454         $     907,087
                                                                                       ============          ============

See accompanying notes to consolidated financial statements.

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                       Consolidated Statements of Earnings

                  Years ended December 31, 2001, 2000 and 1999
                  (Dollars in thousands, except per share data)

                                                                    2001                  2000                  1999
                                                                ------------         -------------          ------------
Interest income:
     Interest and fees on loans                                $      33,307        $       32,884         $      31,341
     Interest and dividends on investment securities                   8,600                11,590                10,569
     Interest on mortgage-backed securities                           14,953                11,265                 5,335
     Other interest income                                             2,077                 2,202                 1,129
                                                                ------------         -------------          ------------
                 Total interest income                                58,937                57,941                48,374
                                                                ------------         -------------          ------------
Interest expense:
     Deposits:
        NOW accounts                                                     897                   963                   814
        Savings deposits                                              10,827                10,534                 7,064
        Time deposits                                                 16,141                15,119                11,674
                                                                ------------         -------------          ------------
                                                                      27,865                26,616                19,552
     Borrowings                                                        6,313                 9,303                 8,080
                                                                ------------         -------------          ------------
                 Total interest expense                               34,178                35,919                27,632
                                                                ------------         -------------          ------------
                 Net interest income                                  24,759                22,022                20,742
Provision for loan losses (note 4)                                     1,100                   525                   450
                                                                ------------         -------------          ------------
                 Net interest income after
                    provision for loan losses                         23,659                21,497                20,292
                                                                ------------         -------------          ------------
Non-interest income:
     Stock option premiums  (note 3)                                   2,289                 2,528                 1,803
     Net (loss) gain on the sales of securities (note 3)              (1,768)                1,585                 1,801
     Income on investment in limited
        partnership (note 2)                                           1,716                    49                    54
     Increase in cash surrender value of
        bank-owned life insurance                                        977                   916                   748
     Other                                                             2,056                 1,428                 1,354
                                                                ------------         -------------          ------------
                 Total non-interest income                             5,270                 6,506                 5,760
                                                                ------------         -------------          ------------
Non-interest expenses:
     Salaries and employee benefits  (note 6)                          8,784                 6,945                 6,908
     Net occupancy expense                                             2,512                 2,206                 1,855
     Amortization of intangible assets                                 1,894                   858                   249
     Other                                                             4,469                 2,842                 3,381
                                                                ------------         -------------          ------------
                 Total non-interest expense                           17,659                12,851                12,393
                                                                ------------         -------------          ------------
                 Earnings before income taxes                         11,270                15,152                13,659
Income taxes  (note 9)                                                 3,170                 4,107                 3,558
                                                                ------------         -------------          ------------

                 Net earnings                                  $       8,100        $       11,045         $      10,101
                                                                ============         =============          ============
Earnings per share (note 10):
     Basic                                                     $        1.71        $         2.36         $        2.18
     Diluted                                                            1.64                  2.30                  2.10

See accompanying notes to consolidated financial statements.

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

             Consolidated Statements of Comprehensive Income (Loss)

                  Years ended December 31, 2001, 2000 and 1999
                             (Dollars in thousands)


                                                                             2001                  2000                   1999
                                                                         ------------          ------------           -------------
Net earnings                                                            $       8,100         $      11,045          $       10,101
                                                                         ------------          ------------           -------------
Other comprehensive income (loss), net of tax:
     Unrealized holding gain (loss) arising during the
        year on securities available for sale
        (net of income tax expense (benefit) of
        $902, $4,294 and $(5,584) for 2001, 2000
        and 1999, respectively)                                                 1,345                 8,218                 (10,840)
     Unrealized holding gain arising during the
        year on limited partnership investment
        (net of income tax expense of $962 for 2001)                            1,509                   --                   --
     Less reclassification adjustment for net
        realized losses (gains) on securities available
        for sale included in net income (net of
        income tax expense (benefit) of $335, $(345)
        and $(828) for 2001, 2000 and 1999,
        respectively)                                                             526                  (660)                 (1,606)
                                                                         ------------          ------------           --------------
                 Other comprehensive income (loss)                              3,380                 7,558                 (12,446)
                                                                         ------------          ------------           --------------
                 Comprehensive income (loss)                            $      11,480         $      18,603          $       (2,345)
                                                                         ============          ============           ==============


See accompanying notes to consolidated financial statements.

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                 Consolidated Statements of Stockholders' Equity

                  Years ended December 31, 2001, 2000 and 1999
                             (Dollars in thousands)


                                                                     2001                  2000                  1999
                                                                 -----------           -----------           -----------
Common stock:
     Balance at beginning of year                               $      4,762          $      4,745          $      4,703
     Stock options exercised                                             246                    17                    42
                                                                 -----------           -----------           -----------
     Balance at end of year                                            5,008                 4,762                 4,745
                                                                 -----------           -----------           -----------
Additional paid-in capital:
     Balance at beginning of year                                      7,032                 6,841                 6,126
     Stock options exercised                                           4,964                   174                   649
     Compensation expense recognized for
        variable stock options                                           368                   --                    --
     Allocated ESOP shares                                                21                    17                    66
                                                                 -----------           -----------           -----------
     Balance at end of year                                           12,385                 7,032                 6,841
                                                                 -----------           -----------           -----------
Retained earnings:
     Balance at beginning of year                                     60,788                54,409                48,658
     Net earnings                                                      8,100                11,045                10,101
     Cash dividends ($1.04, $1.00 and $0.94 per
        share in 2001, 2000 and 1999, respectively)                   (5,018)               (4,735)               (4,411)
     Compensation expense recognized for
        restricted stock                                                  69                    69                    61
                                                                 -----------           -----------           -----------
     Balance at end of year                                           63,939                60,788                54,409
                                                                 -----------           -----------           -----------
Accumulated other comprehensive income (loss):
     Balance at beginning of year                                        372                (7,186)                5,260
     Other comprehensive income (loss)                                 3,380                 7,558               (12,446)
                                                                 -----------           -----------           -----------
     Balance at end of year                                            3,752                   372                (7,186)
                                                                 -----------           -----------           -----------
Unearned ESOP shares:
     Balance at beginning of year                                       (935)               (1,214)               (1,492)
     Allocated shares                                                     23                   279                   278
                                                                 -----------           -----------           -----------
     Balance at end of year                                             (912)                 (935)               (1,214)
                                                                 -----------           -----------           -----------
                 Total stockholders' equity                     $     84,172          $     72,019          $     57,595
                                                                 ===========           ===========           ===========

See accompanying notes to consolidated financial statements.

                               AMERICAN BANK OF CONNECTICUT
                                     AND SUBSIDIARIES

                          Consolidated Statements of Cash Flows

                       Years ended December 31, 2001, 2000 and 1999
                                  (Dollars in thousands)


                                                                                    2001                2000              1999
                                                                                 -----------        -----------        -----------
Operating activities:
     Net earnings                                                               $      8,100       $     11,045       $     10,101
     Adjustments to reconcile net earnings to net cash
        provided by operating activities:
           Provision for loan losses                                                   1,100                525                450
           Provision for depreciation and amortization                                 2,062                680                800
           Loss (gain) on sales of securities                                          1,768             (1,585)            (1,801)
           Purchases of trading securities                                              (131)            (2,027)            (6,665)
           Proceeds from sales of trading securities                                     131              1,719              6,665
           Decrease (increase) in accrued income receivable                            2,113             (1,376)              (738)
           (Decrease) increase in accrued expenses and other liabilities                (169)               102                217
           (Decrease) increase in accrued interest payable                              (788)               684                  5
           Increase in cash surrender value of bank-owned life insurance                (977)              (916)              (748)
           Deferred income tax benefit                                                  (886)              (628)              (356)
           Write-down and losses on real estate owned                                      7                148                302
           (Increase) decrease in prepaid expenses and other assets                   (3,447)             1,852             (2,186)
           Amortization of intangible assets                                           1,894                858                249
           Compensation expense on variable stock options                                368                --                  --
                                                                                 -----------        -----------        -----------
                 Net cash provided by operating activities                            11,145             11,081              6,295
                                                                                 -----------        -----------        -----------
Investing activities:
     Purchases of investment securities available for sale                          (158,344)          (121,652)          (117,021)
     Proceeds from sales of investment securities available for sale                 145,927             94,538             69,138
     Proceeds from maturities of investment securities available for sale            108,960              7,910             28,378
     Principal paydowns on investment securities available for sale                   18,393                --                  --
     Purchases of mortgage-backed securities available for sale                     (149,490)          (175,690)           (62,188)
     Proceeds from sales of mortgage-backed securities available for sale             33,977             74,120                 --
     Principal paydowns on mortgage-backed securities available for sale              85,546             18,230             20,655
     Net increase in loans                                                              (456)           (19,350)           (18,446)
     Purchase of bank-owned life insurance                                               --                 --              (5,000)
     Net purchases of premises and equipment                                            (384)            (1,404)              (780)
     Proceeds from sales of other real estate owned                                      110              1,201                839
                                                                                 -----------        -----------        -----------
                 Net cash provided by (used in) investing activities                  84,239           (122,097)           (84,425)
                                                                                 -----------        -----------        -----------
Financing activities:
     Deposits assumed in acquisition of branches, net of premium                         --              94,498                 --
     Net increase in deposits, exclusive of acquisition                               14,171             70,608             48,161
     Proceeds from FHLB borrowings                                                    23,000            131,302             99,547
     Repayments of FHLB borrowings                                                   (30,000)          (181,302)           (48,147)
     Dividends paid                                                                   (5,018)            (4,735)            (4,411)
     Proceeds from restricted stock and stock options exercised                        5,300                277                818
     Decrease in unearned ESOP shares                                                     23                279                278
                                                                                 -----------        -----------        -----------
                 Net cash provided by financing activities                             7,476            110,927             96,246
                                                                                 -----------        -----------        -----------
     Net increase (decrease) in cash and cash equivalents                            102,860                (89)            18,116
     Cash and cash equivalents at beginning of year                                   29,938             30,027             11,911
                                                                                 -----------        -----------        -----------
     Cash and cash equivalents at end of year                                   $    132,798       $     29,938       $     30,027
                                                                                 ===========        ===========        ===========
Supplemental information:
     Non-cash investing activities:
        Transfer of loans to real estate owned                                  $        290       $        786       $        945
     Cash paid during the year for:
        Interest on deposits and borrowings                                           34,966             35,235             27,627
        Income taxes                                                                   5,150              3,990              3,240
                                                                                 ===========        ===========        ===========

See accompanying notes to consolidated financial statements.

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999



(1)    ACQUISITION OF THE BANK

       On July 19, 2001, American Bank of Connecticut (the "Bank") announced that it had entered into an Agreement and Plan of Merger ("Agreement") by and among American Financial Holdings, Inc., ("AFH"), a Delaware corporation and American Savings Bank of New Britain ("ASB") a Connecticut state-chartered stock savings bank and wholly-owned subsidiary of AFH, providing for the acquisition of the Bank by AFH and related merger of the Bank into ASB. During the fourth quarter of 2001, the merger was approved by the regulatory agencies and the shareholders of the Bank. Under the terms of the Agreement, AFH paid or tendered $30 in cash, or a combination of AFH common stock and cash, for each share of Bank common stock. The acquisition was completed on January 18, 2002.

(2)    SUMMARY OF ACCOUNTING POLICIES

       The Bank is a Connecticut state-chartered stock savings bank headquartered in Waterbury, Connecticut. The Bank's market area is comprised of the cities of Waterbury, Torrington and contiguous towns. In addition to retail banking, the Bank also engages in residential, commercial and commercial real estate lending and business banking. The Bank originates loans primarily for retention in its own portfolio. The Bank operates and reports results as a single business without segments.

       BASIS OF FINANCIAL STATEMENT PRESENTATION

       The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiaries, BKC Passive Investment Corporation, a Connecticut passive investment company, and BKC Financial Services, Inc., a subsidiary established to sell non-deposit investment products (hereinafter referred to collectively as the "Bank"). All inter-company accounts are eliminated in the consolidation.

       The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates. A material estimate that is particularly susceptible to change in the near term is the allowance for loan losses, which is discussed below.

       For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash amounts due from depository institutions and Federal funds sold. Generally, Federal funds are sold for a one-day period.

       Certain prior year amounts have been reclassified to conform with the 2001 presentation.

       CASH AND DUE FROM BANKS

       The Bank is subject to requirements of the Federal Reserve Bank of Boston to maintain certain average cash reserve balances. At December 31, 2001 and 2000, these reserves were $386,000 and $337,000, respectively.


                                       9                             (Continued)

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999



       SECURITIES AND OTHER INVESTMENTS

       Securities classified as available for sale are intended to be held for indefinite periods of time, but not necessarily to maturity. Available-for-sale securities are reported at fair value with unrealized gains or losses reported in stockholders' equity (accumulated other comprehensive income or loss), net of income tax effect. Federal Home Loan Bank stock is a non-marketable equity security reported at cost. Debt securities for which there exists the ability and intent to hold to maturity are classified as held to maturity and are reported at amortized cost. The amortization of premiums and accretion of discounts are recorded over the life of the security. Trading account assets are held in anticipation of short-term market movements and are carried at fair value. Any resulting gain or loss is reflected in the Bank's statement of earnings.

       The Bank periodically writes call options, which are obligations to sell a fixed quantity of securities at the option holder's request at a stated price within a specified term. The Bank owns or has entered into commitments to purchase underlying securities for all call options sold. Premium income from the sale of call options is recorded as a liability and, together with the call option, is marked to market with the resulting unrealized gains or losses recognized in earnings currently. Upon either the expiration or exercise of the option, the remaining premium is recognized in income in the statement of earnings.

       Gains and losses on sales of securities are determined on the specific identification method and are recognized upon realization. The Bank's Investment Committee reviews the debt and equity security portfolio on a quarterly basis to determine if any "other-than-temporary" impairment conditions exist. If such a condition exists, the debt or equity security is written down to the fair market value and the loss is recognized in the Bank's statement of earnings.

       The Bank owns other assets that are not marketable securities, including limited partnerships and investment funds. Management reflects the related unrealized gains and losses (net of taxes) in accumulated other comprehensive income. At December 31, 2001, other assets include an investment in limited partnership carried at a fair value of $4,429,000, and accumulated other comprehensive income includes an unrealized gain of $1,509,000 (after taxes of $962,000) with respect to this investment. Income of $1,716,000 was recognized on this partnership investment in 2001, primarily representing the Bank's share of the gain from the partnership's sale of an appreciated equity security.

       LOAN INCOME RECOGNITION

       Interest on loans is credited to income as earned based on the rate applied to principal amounts outstanding. The Bank discontinues the accrual of interest on loans over 90 days delinquent, and any interest previously accrued is reversed. Interest ultimately collected is credited to income in the period of recovery.

       Loan origination fees and certain direct origination costs are deferred and recognized over the life of the loan as an adjustment of yield, utilizing the interest method.


                                       10                            (Continued)

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999



       ALLOWANCE FOR LOAN LOSSES AND IMPAIRED LOANS

       The allowance for losses on loans is established through provisions charged against income and is maintained at a level considered adequate to provide for probable loan losses based on management's evaluation of known and inherent risks in the loan portfolio. When a loan or a portion of a loan is considered uncollectible, it is charged against the allowance. Recoveries of loans previously charged-off are credited to the allowance when received.

       Management's evaluation of the allowance for loan losses is based on a continuing review of the loan portfolio, which includes many factors, including identification and review of individual problem situations that may affect the borrower's ability to repay; review of current charge-offs, delinquencies, and nonperforming loan data; review of regulatory examinations and related evaluations of loans; an assessment of current economic conditions; and changes in the size and character of the loan portfolio.

       The Bank considers a loan impaired when it is probable it will be unable to collect all amounts due, both principal and interest, according to the contractual terms of the loan agreement. When a loan is impaired, impairment is measured based on the present value of expected future cash flows of the impaired loan discounted at the loan's original effective interest rate, or as a practical expedient, the fair value of the collateral of a collateral-dependent loan. When a loan has been deemed to be impaired, a valuation allowance is established for the amount of such impairment, as part of the total allowance for loan losses. The Bank excludes large groups of smaller-balance homogeneous loans, including residential mortgages and consumer loans, which are collectively evaluated for impairment. In general, interest income is recognized on impaired loans on a cash basis.

       Management believes that the allowance for loan losses, including losses on impaired loans, is adequate. While management uses the best available information to recognize losses on loans, future additions to the allowance for loan losses may be necessary based on changes in economic conditions, particularly in the Bank's market area. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

       PREMISES AND EQUIPMENT

       Premises and equipment are carried at cost less accumulated depreciation, except for land, which is carried at cost. Depreciation of office premises and equipment is recognized on the straight-line basis over the estimated useful lives of related assets, and amortization of leasehold improvements is recognized on the straight-line basis over the terms of the related leases. Maintenance and repairs are charged to expense as incurred, while improvements are capitalized.

       REAL ESTATE OWNED

       Real estate acquired through foreclosure is recorded at the lower of the loan balance or fair market value of the property, determined by an appraisal, less estimated costs of disposal at the date of acquisition. Subsequent adjustments are made to the carrying value for declines in market value. Holding costs, net of rental income, are charged to income in the period incurred.


                                       11                            (Continued)

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999



       INTANGIBLE ASSETS

       Intangible assets consist of goodwill arising from the purchase of branch offices and the associated deposit accounts. Goodwill is being amortized on a straight-line basis over periods ranging from 7 to 15 years. On a periodic basis, the Bank reviews the intangible assets for events or changes in circumstances that may indicate that the carrying amount of goodwill may not be recoverable. No impairment losses were recognized through December 31, 2001.

       BANK-OWNED LIFE INSURANCE

       The investment in bank-owned life insurance represents the cash surrender value of the life insurance policies on officers of the Bank. Increases in the cash surrender value are recorded as non-interest income.

       INCOME TAXES

       Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets are also recognized for tax net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in future years. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       COMPREHENSIVE INCOME

       Comprehensive income represents the sum of net income and any changes in equity from non-owner sources that bypass the statement of earnings, such as net unrealized gains and losses on securities and other investments. The purpose of reporting comprehensive income is to report a measure of all changes in equity of an enterprise that result from recognized transactions and other economic events, other than transactions with owners.

       EARNINGS PER SHARE

       Basic earnings per share ("EPS") excludes all dilution and is computed by dividing income available to common shareholders (net income less dividends on preferred stock, if any) by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (such as stock options) were exercised or converted into common stock that then shares in the earnings of the Bank.

       STOCK-BASED COMPENSATION

       The Bank accounts for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, and related interpretations. Compensation expense is not recognized for fixed stock options if the exercise price of the option equals the fair value of the underlying stock at the grant date. In the case of variable stock options, such as options that become exercisable only if certain events occur, compensation expense is determined on the measurement date in an amount equal to the intrinsic value (excess of market price over exercise price), and recognized in the statement of earnings on the vesting date or over the vesting period (if applicable). The fair value of restricted stock awards, measured at the grant date, is amortized to compensation expense on a straight-line basis over the vesting period.


                                       12                            (Continued)

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999


       Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, allows an entity to continue to use APB Opinion No. 25 and make the required disclosure of pro-forma net income and EPS as if stock-based compensation had been accounted for using the fair-value-based method of SFAS No. 123.

(3)    INVESTMENT AND MORTGAGE-BACKED SECURITIES AVAILABLE FOR SALE

       The following is a comparative summary of the amortized cost, gross unrealized gains and losses, and fair value of available for sale securities. There were no held to maturity securities in 2001, 2000 or 1999.

                                                                           DECEMBER 31, 2001
                                                    ----------------------------------------------------------------
                                                      AMORTIZED
                                                         COST          GROSS GAINS    GROSS LOSSES      FAIR VALUE
                                                    ---------------   -------------  -------------   ---------------
                                                                           (in thousands)
        Mortgage-backed securities                $    217,197       $    4,288     $       85      $      221,400
        Asset-backed securities                         34,500              353             52             34,801
        Corporate bonds                                 20,464              496            836             20,124
        State and political subdivisions                 5,969              117             72              6,014
        Other debt securities                              645               12              3                654
        Equity funds                                    31,212               82             --             31,294
        Common stock                                     2,710               --            597              2,113
        Preferred stock                                    678                7             36                649
        Federal Home Loan Bank stock                     9,700               --             --              9,700
                                                    ---------------   ------------   -------------   ---------------
                   Total available for sale       $    323,075       $    5,355     $    1,681      $      326,749
                                                    ===============   ============   =============   ===============

                                                                           DECEMBER 31, 2000
                                                    ----------------------------------------------------------------
                                                      AMORTIZED
                                                         COST          GROSS GAINS    GROSS LOSSES      FAIR VALUE
                                                    ---------------   -------------  -------------   ---------------
                                                                           (in thousands)
        Mortgage-backed securities                $    185,994       $    2,028     $      190      $     187,832
        U.S. Treasury and federal agencies             131,189              218            536            130,871
        Corporate and other bonds                       19,044               45            731             18,358
        State and political subdivisions                 4,570               93              3              4,660
        Other debt securities                               25               --             --                 25
        Common stock                                    38,382            1,869          1,390             38,861
        Preferred stock                                 21,915              281          1,116             21,080
        Federal Home Loan Bank stock                     9,700               --             --              9,700
                                                    ---------------   ------------   -------------   ---------------
                   Total available for sale       $    410,819       $    4,534     $    3,966      $      411,387
                                                    ===============   ============   =============   ===============

       Gross realized gains from sales or calls of securities during 2001, 2000 and 1999 were approximately $3,751,000, $5,572,000 and $4,804,000, respectively. Gross realized losses from sales or calls during 2001, 2000 and 1999 were approximately $5,519,000, $3,679,000 and $2,679,000, respectively.

       Gross realized losses on sales of trading securities during 2000 and 1999 were approximately $308,000 and $537,000, respectively. Gross realized gains from sales of trading securities in 1999 were approximately $78,000. In addition, the Bank recognized $2,289,000, $2,528,000 and $1,803,000 of income from option trading activities for 2001, 2000 and 1999, respectively.

                                                                     (Continued)

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999



       At December 31, 2001, mortgage-backed securities of $601,000 were pledged as collateral for public deposits and treasury, tax and loan deposits.

       The amortized cost and fair value of mortgage-backed and other debt securities at December 31, 2001 are shown below by remaining period to contractual maturity. The expected maturities of mortgage-backed securities can differ from contractual maturities because borrowers on the underlying mortgage loans have the ability to make prepayments. The expected maturities of other debt securities may differ from contractual maturities because issuers may have the ability to call the obligations prior to maturity.

                                                                                    AMORTIZED COST          FAIR VALUE
                                                                                 --------------------   --------------------
                                                                                               (in thousands)
      Mortgage-backed securities:
          Due in one year or less                                               $           1,192      $           1,219
          Due after one year through five years                                             7,006                  7,149
          Due after five years through ten years                                            3,142                  3,191
          Due after ten years                                                             205,857                209,841
                                                                                 --------------------   --------------------
                    Total mortgage-backed securities                            $         217,197      $         221,400
                                                                                 ====================   ====================

      Other debt securities:
          Due in one year or less                                               $          31,912      $          31,993
          Due after one year through five years                                             1,695                  1,749
          Due after five years through ten years                                            3,962                  4,003
          Due after ten years                                                              24,009                 23,848
                                                                                 --------------------   --------------------
                    Total other debt securities                                 $          61,578      $          61,593
                                                                                 ====================   ====================


                                       14                            (Continued)

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999



(4)    LOANS

       Loans receivable at December 31 consisted of the following:

                                                                           2001                   2000
                                                                    --------------------   --------------------
                                                                                  (in thousands)
      Real estate loans secured by:
          Residential property:
            1-4 family                                             $         237,210      $         241,315
            Multi-family                                                       3,775                  4,976
          Commercial property                                                 82,073                 80,743
                                                                    --------------------   --------------------

                                                                             323,058                327,034

      Real estate construction loans                                          39,834                 29,656
                                                                    --------------------   --------------------

                    Total mortgage loans                                     362,892                356,690

      Commercial loans                                                        58,162                 64,592
      Consumer loans                                                           2,913                  2,678
      Other loans                                                                184                     89
                                                                    --------------------   --------------------

                    Total loans                                              424,151                424,049

      Allowance for loan losses                                               (8,396)                (7,360)
                                                                    --------------------   --------------------
                    Total loans, net                               $         415,755      $         416,689
                                                                    ====================   ====================

       NON-ACCRUAL LOANS

       Non-accrual loans as of December 31, 2001, 2000 and 1999 were $1,273,000, $1,623,000 and $731,000, respectively. The gross amount of interest that would have accrued at the original contract rate on non-accrual loans is $84,000, $89,000 and $62,000 for 2001, 2000 and 1999, respectively. The
       Bank had a recorded investment in impaired loans and related allowance, which is component of the total allowance for the loan losses, of $7,027,000 and $2,271,000, respectively, at December 31, 2001, compared to $4,435,000 and $1,304,000, respectively, at December 31, 2000. The average recorded investment in impaired loans during 2001, 2000 and 1999 was $5,731,000, $4,399,000 and $5,052,000, respectively. Interest income recognized on impaired loans, which also approximated cash received, was $528,000, $345,000 and $337,000 during 2001, 2000 and 1999, respectively.


                                       15                            (Continued)

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999



       RELATED PARTY TRANSACTIONS

       Loans to officers, directors, principal security holders, and their associates considered to be related parties, aggregated $9,070,000 at December 31, 2001. At December 31, 2000, loans to such persons totaled approximately $9,375,000. Unused loan commitments made to such persons totaled approximately $300,000 and $400,000 at December 31, 2001 and 2000, respectively. Related party loans were made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons. All loans to related parties were current as to principal and interest payments at December 31, 2001 and 2000.

       SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK AND OFF-BALANCE
       SHEET RISK

       The Bank's lending activities are limited principally to borrowers within the State of Connecticut, with a large emphasis on the greater Waterbury and Torrington area. Primarily a lender on residential real estate properties, the Bank also makes loans secured by commercial real estate, commercial loans, and consumer loans for a variety of purposes. The strength of the state and local economy is a primary factor in determining the ability of borrowers to meet their repayment obligations.

       The Bank is subject to off-balance sheet risk involving primarily commitments to extend credit on home equity loans secured by residential property and, to a lesser extent, unsecured lines of credit. These commitments involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the consolidated balance sheets.

       The Bank's exposure to credit loss in the event of non-performance by the other party to the commitment to extend credit is represented by the contractual amount of the commitment. The Bank uses the same credit policies in making commitments as it does for on-balance sheet instruments. In extending commitments, the Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained upon extension of credit is based on management's credit evaluation. Since certain of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

       Outstanding mortgage loan commitments (generally of a two-month duration) totaled $2,852,000 at December 31, 2001 and $4,815,000 at December 31, 2000. Other unused commitments, primarily on commercial loans, totaled $44,395,000 at December 31, 2001 and $42,896,000 at December 31, 2000. In
       addition, unused home equity lines of credit totaling $23,494,000 and $21,926,000 were outstanding at December 31, 2001 and 2000, respectively. At December 31, 2001 and 2000, the Bank had approximately $3,660,000 and $4,356,000, respectively, in contingent liabilities on outstanding letters of credit.


                                       16                            (Continued)

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999



       ALLOWANCE FOR LOAN LOSSES

       A summary of changes in the allowance for loan losses for the years ended December 31 follows:

                                                                        2001                   2000                   1999
                                                                 -------------------    -------------------    -------------------
                                                                                          (in thousands)

             Balance at beginning of year                       $           7,360      $           6,762      $           6,745
                                                                 -------------------    -------------------    -------------------
             Loans charged-off:
                 Real estate mortgage loans                                  (102)                   (41)                (1,134)
                 Consumer loans                                               (16)                    --                     (1)
                 Commercial and all other loans                               (25)                  (121)                   (42)
                                                                 -------------------    -------------------    -------------------
                                                                             (143)                  (162)                (1,177)
                                                                 -------------------    -------------------    -------------------
             Recoveries:
                 Real estate mortgage loans                                    28                     16                    103
                 Consumer loans                                                 3                     --                      1
                 Commercial and all other loans                                48                    219                    640
                                                                 -------------------    -------------------    -------------------
                                                                               79                    235                    744
                                                                 -------------------    -------------------    -------------------
             Net (charge-offs) recoveries                                     (64)                    73                   (433)

             Provision for loan losses                                      1,100                    525                    450
                                                                 -------------------    -------------------    -------------------
             Balance at end of year                             $           8,396      $           7,360      $           6,762
                                                                 ===================    ===================    ===================


(5)    PREMISES AND EQUIPMENT

       Premises and equipment consisted of the following at December 31:

                                                                                          2001                   2000
                                                                                 --------------------   --------------------
                                                                                               (in thousands)

      Land                                                                      $           1,074      $           1,074
      Office buildings                                                                      4,127                  4,124
      Furniture, fixtures, and equipment                                                    5,429                  5,235
      Leasehold improvements                                                                2,598                  2,588
                                                                                 --------------------   --------------------
                                                                                           13,228                 13,021

      Less accumulated depreciation and amortization                                        8,140                  7,264
                                                                                 --------------------   --------------------
                    Total premises and equipment, net                           $           5,088      $           5,757
                                                                                 ====================   ====================


                                       17                            (Continued)

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999



       Total depreciation and amortization expense was approximately $1,052,000 for 2001, $839,000 for 2000 and $697,000 for 1999.

(6)    EMPLOYEE BENEFITS

       The Bank maintains a non-contributory, defined benefit pension plan covering substantially all its employees. The benefits are based on years of service and employees' compensation. Benefits for post-1986 plan members are integrated with social security benefits.

       The following table sets forth the plan's funded status and amounts recognized in the consolidated balance sheets at December 31:

                                                                                         2001                   2000
                                                                                 --------------------   --------------------
                                                                                               (in thousands)
      Funded status:
          Projected benefit obligation                                          $         (10,335)     $         (10,018)
          Fair value of plan assets                                                        10,144                  9,884
          Unrecognized transition asset                                                      (259)                  (293)
          Unrecognized net actuarial gain                                                     277                    418
                                                                                 --------------------   --------------------

          Accrued pension cost                                                  $            (173)     $              (9)
                                                                                 ====================   ====================

       The following tables set forth changes in the plan's benefit obligation and assets for the years ended December 31:

                                                                                        2001                   2000
                                                                                 --------------------   --------------------
                                                                                               (in thousands)
      Change in benefit obligation:
          Projected benefit obligation at beginning of year                     $          10,018      $           9,442
          Service cost                                                                        266                    235
          Interest cost                                                                       713                    677
          Actuarial (gain) loss                                                              (134)                   182
          Benefits paid                                                                      (528)                  (518)
                                                                                 --------------------   --------------------

          Projected benefit obligation at end of year                           $          10,335      $          10,018
                                                                                 ====================   ====================

                                                                                        2001                   2000
                                                                                 --------------------   --------------------
                                                                                               (in thousands)
      Change in plan assets:
          Fair value of plan assets at beginning of year                        $           9,884      $           9,917
          Actual return on plan assets                                                        788                    485
          Benefits paid                                                                      (528)                  (518)
                                                                                 --------------------   --------------------

          Fair value of plan assets at end of year                              $          10,144      $           9,884
                                                                                 ====================   ====================


                                       18                            (Continued)

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999



       Net periodic pension expense for the years ended December 31 included the following components:

                                                                       2001                 2000                 1999
                                                                  ---------------      ----------------    -----------------
                                                                                        (in thousands)
      Service cost                                               $            266     $             235   $              218
      Interest cost                                                           713                   677                  639
      Expected return on plan assets                                         (806)                 (802)                (757)
      Net amortization and deferral                                            (9)                  (29)                 (21)
                                                                  ---------------      ----------------    -----------------
                    Net periodic pension expense                 $            164     $              81   $               79
                                                                  ===============      ================    =================

       The weighted average discount rates and rates of increase in future compensation levels used in determining the actuarial present values of the projected benefit obligation for 2001, 2000 and 1999 were 7.25% and 4%, respectively. The expected long-term rate of return on plan assets was 9.0% for 2001, and 9.25% for 2000 and 1999.

       The pension plan held in its asset portfolio 50,680 shares of common stock of the Bank at December 31, 2001 and 53,680 shares as of December 31, 2000. Other assets of the plan include equity funds, bond funds and a guarantee deposit account.

       The Bank also maintains a supplemental retirement plan for the purpose of providing additional unfunded, non-qualified benefits for a select group of Bank employees. In 2001, 2000 and 1999, expense of $711,000, $250,000 and $85,000 was recognized under this supplemental plan.

       The Bank sponsors a leveraged employee stock ownership plan ("ESOP") that covers substantially all employees. The Bank makes annual contributions to the ESOP equal to the ESOP's debt service less dividends received by the ESOP. All dividends on unallocated shares are used to pay debt service. As the debt is repaid, shares are allocated to active employees, based on the proportion of debt service paid in the year. The shares pledged as collateral are reported as unearned ESOP shares in the balance sheets. ESOP compensation expense was $110,000 in 2001, $303,000 in 2000 and $314,000 in 1999.

       The ESOP shares as of December 31 were as follows:

                                                                                        2001                   2000
                                                                                 --------------------   --------------------
                                                                                               (in thousands)

      Allocated shares                                                                     76,818                 79,630
      Unreleased shares                                                                    69,468                 69,533
                                                                                 --------------------   --------------------
                    Total ESOP shares                                                     146,286                149,163
                                                                                 ====================   ====================
      Fair value of unreleased shares at December 31                            $       2,167,402      $       1,590,567
                                                                                 ====================   ====================


                                       19                            (Continued)

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999



(7)    Deposits

       Deposit balances and weighted average interest rates at December 31 are summarized as follows:

                                                                       2001                                2000
                                                        -----------------------------------   --------------------------------
                                                             AMOUNT         AVERAGE RATE          AMOUNT        AVERAGE RATE
                                                        ---------------  ------------------   -------------  -----------------
                                                                               (dollars in thousands)

      Demand deposit accounts                          $      49,663             --%         $    44,759              --%
      NOW accounts                                            81,363           0.66               80,927            1.05
      Saving accounts                                        333,520           2.00              292,167            4.89
                                                        ---------------                       -------------
                                                             464,546           1.74              417,853            3.62
                                                        ---------------                       -------------
      Time deposits with original maturities of:
            3 months                                          14,039           2.41                3,019            3.41
            6 months                                          20,500           2.73                8,767            4.14
            7 months                                           6,388           2.77                3,578            4.89
            9 months                                           7,819           3.30               16,177            5.86
            11 months                                         10,316           3.68               15,761            6.18
            1 year                                            35,867           3.43               15,462            4.85
            13 months                                         25,085           4.00               74,957            6.23
            14 months                                          4,005           3.64                5,319            4.17
            15 months                                         19,663           5.17               19,651            6.10
            18 months                                         26,338           4.52               45,108            5.54
            2 years                                           67,048           6.12               64,233            6.25
            30 months                                          5,572           5.73                   --              --
            3 years                                           20,114           5.57               24,013            6.09
            5 years                                            4,227           5.27                3,458            5.52
                                                        ---------------                       -------------
              Total time deposits                            266,981           4.52              299,503            5.87
                                                        ---------------                       -------------
              Total deposits                           $     731,527           2.63%         $   717,356            4.19%
                                                        ===============                       =============


       Included in time deposits were approximately $43,391,000 and $53,741,000 of individual deposits of $100,000 or more as of December 31, 2001 and 2000, respectively. Interest expense on time deposits of $100,000 or more was $2,145,000, $2,094,000 and $1,328,000 for 2001, 2000 and 1999,
       respectively.


                                       20                            (Continued)

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999



       A summary of individual time deposits of $100,000 or more at December 31 follows, by remaining period to maturity:

                                                                                         2001                   2000
                                                                                 --------------------   --------------------
                                                                                               (in thousands)

      Under three months                                                        $          14,343      $          12,326
      Three to six months                                                                   6,715                 15,925
      Six to twelve months                                                                 14,987                 12,624
      Over twelve months                                                                    7,346                 12,866
                                                                                 --------------------   --------------------
                    Total                                                       $          43,391      $          53,741
                                                                                 ====================   ====================

(8)    BORROWINGS FROM THE FEDERAL HOME LOAN BANK

       Federal Home Loan Bank ("FHLB") advances at December 31 are as follows:

                                                                                        2001                   2000
                                                                                 --------------------   --------------------
                                                                                               (in thousands)
       5.07% - 5.81% due 2001                                                   $              --      $          30,000
       5.08% due 2002                                                                       5,000                  5,000
       5.46% - 5.87% due 2003                                                              27,000                 27,000
       5.30% - 5.79% due 2004                                                              10,000                 10,000
       4.55% - 7.18% due 2005                                                              28,000                  5,000
       4.95% - 6.25% due 2006 and thereafter                                               37,000                 37,000
                                                                                 --------------------   --------------------

                    Total FHLB advances                                         $         107,000      $         114,000
                                                                                 ====================   ====================

       Advances are shown above by final maturity date. Advances callable between the years 2002 and 2004 total $42,000,000 at December 31, 2001.

       The Bank is required to maintain sufficient collateral (primarily unpaid balances of first mortgage loans on residential property) to meet the collateral maintenance level required by the FHLB. In addition, all stock in the FHLB is pledged as collateral to secure advances. The Bank's available Ideal Way Line of Credit approximates 1.00% of the Bank's total assets, with a rate determined and reset by the FHLB on a daily basis. There were no Ideal Way advances outstanding at December 31, 2001 and 2000.


                                       21                            (Continued)

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999



(9)    INCOME TAXES

       Components of the income tax expense reported in the consolidated statements of earnings are as follows for the years ended December 31:

                                                                   2001                  2000                   1999
                                                           -------------------   --------------------   --------------------
                                                                                   (in thousands)
      Current:
          Federal                                         $           4,056     $           4,735      $           3,775
          State                                                          --                    --                    139
                                                           -------------------   --------------------   --------------------
                                                                      4,056                 4,735                  3,914
                                                           -------------------   --------------------   --------------------
      Deferred:
          Federal                                                      (886)                 (628)                  (217)
          State                                                          --                    --                   (139)
                                                           -------------------   --------------------   --------------------
                                                                       (886)                 (628)                  (356)
                                                           -------------------   --------------------   --------------------
                                                          $           3,170     $           4,107      $           3,558
                                                           ===================   ====================   ====================

       Components of the deferred tax assets and deferred tax liabilities at December 31 are presented below:

                                                                                         2001                   2000
                                                                                 --------------------   --------------------
                                                                                               (in thousands)
      Deferred tax assets:
          Allowance for loan losses                                             $           3,270      $           2,726
          Asset writedowns for book purposes                                                  246                    318
          Amortization of intangible assets                                                   587                    472
          Book depreciation over tax                                                          243                    165
          State net operating loss carryforward                                             1,400                    734
          Other deductible temporary differences                                              696                    622
                                                                                 --------------------   --------------------
                                                                                            6,442                  5,037
      Less valuation allowance                                                              2,042                  1,104
                                                                                 --------------------   --------------------
                                                                                            4,400                  3,933
                                                                                 --------------------   --------------------
      Deferred tax liabilities:
          Net unrealized gain on securities available for sale and
            limited partnership investment                                                  2,394                    195
          Accrued income not currently taxable                                                 75                    133
          Tax bad debt reserve subject to recapture                                            82                    165
          Other taxable temporary differences                                                  73                    351
                                                                                 --------------------   --------------------
                                                                                            2,624                    844
                                                                                 --------------------   --------------------
                    Net deferred tax asset                                      $           1,776      $           3,089
                                                                                 ====================   ====================


                                       22                            (Continued)

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999



       The Bank has established a valuation allowance for its entire state deferred tax asset following the creation of a Connecticut Passive Investment Company subsidiary. Income of the passive investment company subsidiary and dividends paid to its parent are exempt from the Connecticut Corporation Business Tax and, accordingly, the Bank no longer expects to realize its state deferred tax asset. During 2001, the Bank increased its valuation allowance by $938,000 to offset the increase in the state deferred tax asset.

       State tax net operating loss carryforwards for 1999, 2000 and 2001 are approximately $6,800,000, $9,100,000 and $12,400,000, respectively, and expire in 2004, 2020 and 2021, respectively.

       The actual income tax expense differs from the "expected" income tax expense (computed by applying the statutory U.S. federal corporate tax rate of 34% to earnings before income taxes) for the years ended December 31 as follows:

                                                                  2001                  2000                   1999
                                                           -------------------   --------------------   --------------------
                                                                                    (in thousands)

      Federal income tax at statutory rate                $           3,832     $           5,152      $           4,644
      Dividends received deduction                                     (459)                 (685)                  (656)
      Tax-exempt income                                                 (73)                 (124)                  (189)
      Income on bank-owned life insurance                              (332)                 (311)                  (254)
      Non-deductible merger costs and other
          reconciling items                                             202                    75                     13
                                                           -------------------   --------------------   --------------------
                    Actual income tax expense             $           3,170     $           4,107      $           3,558
                                                           ===================   ====================   ====================

       Tax law changes enacted in 1996 eliminated the percentage of taxable income method and imposed a requirement to recapture into taxable income (over a six-year period) all bad debt reserves accumulated after 1987. The Bank previously recognized a deferred tax liability with respect to these post-1987 reserves. The tax law changes also provided that taxes associated with the recapture of pre-1998 bad debt reserves would become payable under more limited circumstances than under prior law. Under the tax laws, as amended, events that would result in recapture of the Bank's pre-1998 bad debt reserves of $2,020,000 include repurchases and other redemptions of the Bank's stock and distributions to shareholders' in excess of specified amounts. The Bank does not anticipate having such reserves recaptured into taxable income. The potential recapture liability for which no deferred taxes have been provided was approximately $687,000 at December 31, 2001.


                                       23                            (Continued)

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999



(10)   EARNINGS PER SHARE

       The following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations for the years ended December 31:

                                                                                            AVERAGE
                                                                      NET INCOME            SHARES
                                                                    (IN THOUSANDS)        OUTSTANDING              EPS
                                                                  -------------------  -------------------   ----------------

      Year ended December 31, 2001
      ----------------------------
      Basic EPS                                                  $           8,100            4,747,958     $        1.71
      Effect of dilutive stock options                                                          202,359
                                                                                       -------------------
      Diluted EPS                                                            8,100            4,950,317              1.64
                                                                  ===================  ===================   ================
      Year ended December 31, 2000
      ----------------------------
      Basic EPS                                                  $          11,045            4,676,399     $        2.36
      Effect of dilutive stock options                                                          117,590
                                                                                       -------------------
      Diluted EPS                                                           11,045            4,793,989              2.30
                                                                  ===================  ===================   ================
      Year ended December 31, 1999
      ----------------------------
      Basic EPS                                                  $          10,101            4,628,623     $        2.18
      Effect of dilutive stock options                                                          174,556
                                                                                       -------------------
      Diluted EPS                                                           10,101            4,803,179              2.10
                                                                  ===================  ===================   ================

(11)   COMMITMENTS

       At December 31, 2001, the Bank was obligated through 2006 under various non-cancelable operating leases for properties used for branch purposes. The leases generally contain renewal options and escalation clauses that provide for increased rental payments in future periods and, in one lease, a purchase option.

       Minimum operating lease payments due in each of the five years subsequent to December 31, 2001 are as follows:

                2002                        $   296,000
                2003                            191,000
                2004                            146,000
                2005                             86,000
                2006                             28,000

       Rent expense for operating leases was $370,000, $287,000 and $266,000 in 2001, 2000 and 1999, respectively.


                                       24                            (Continued)

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999



(12)   FAIR VALUE OF FINANCIAL INSTRUMENTS

       The Bank is required to disclose the estimated fair value of its financial instruments in accordance with SFAS No. 107. Financial instruments defined in SFAS No. 107 include cash and cash equivalents, securities, loans, deposits, borrowings and certain off-balance sheet items. Fair value estimates are made at a specific point in time based on relevant market information, where available, or other more subjective information if a market for the financial instrument does not exist. These estimates incorporate assumptions and other matters of judgment, and may not reflect the true financial impact that would result from selling the entire portfolio of a financial instrument on one date, including any income tax consequences.

       The following is a summary of the carrying amount and estimated fair value of the Bank's financial instruments at December 31:

                                                                 2001                                  2000
                                               --------------------------------------    -----------------------------------
                                                    CARRYING            ESTIMATED           CARRYING           ESTIMATED
                                                     AMOUNT             FAIR VALUE           AMOUNT            FAIR VALUE
                                               ------------------    ----------------    ---------------   -----------------
                                                                              (in thousands)

      Financial assets:
          Cash and cash equivalents           $         132,798     $         132,798   $        29,938   $           29,938
          Investment securities available
            for sale                                    105,349               105,349           223,555              223,555
          Mortgage-backed securities
            available for sale                          221,400               221,400           187,832              187,832
          Loans, net:
            Mortgage loans                              362,892               364,029           356,690              355,592
            Commercial loans                             58,162                57,418            64,592               64,209
            Consumer and other loans                      3,097                 3,087             2,767                2,771
                                               ------------------    ----------------    ---------------   -----------------
             Total financial assets           $         883,698     $         884,081   $       865,374   $          863,897
                                               ==================    ================    ===============   =================

      Financial liabilities:
         Deposits                             $         731,527     $         735,579   $       717,356   $          718,201
         Borrowings from the FHLB                       107,000               113,734           114,000              112,193
                                               ------------------    ----------------    --------------    -----------------
             Total financial liabilities      $         838,527     $         849,313   $       831,356   $          830,394
                                               ==================    ================    ==============    =================

       For cash and cash equivalents, the carrying amount equals the estimated fair value.

       For securities, fair value is estimated using quoted market prices or dealer quotes, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.


                                       25                            (Continued)

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999



       In developing the estimated fair values of loans, the Bank's portfolio was segregated by type of loan, performing status, and interest rate (fixed or variable). In general, fair values were estimated by discounting contractual cash flows adjusted for prepayment estimates, using discount rates developed by reference to secondary market data. All non-performing loans were valued using the discounted cash flow method and a discount rate commensurate with the anticipated risks and repayment period.

       The fair values of deposits with no stated maturity, including non-interest bearing, NOW and savings accounts, are equal to the amounts payable on demand. The fair values of time deposits are based on the discounted value of contractual cash flows, using rates offered at December 31 for deposits with similar remaining maturities.

       The fair values of FHLB borrowings were estimated using rates available at December 31 for debt of similar terms and remaining maturities.

       The fair values of accrued interest receivable, accrued interest payable and loan commitments approximate the carrying amounts at December 31, 2001 and 2000.

(13)   STOCK-BASED COMPENSATION

       The Bank's stock incentive plan includes the 1984, 1993 and 1998 Incentive Stock Option Plans. The 1984 and the 1993 plans allow for grants of stock options to key employees allowing them to purchase a total of 720,000 shares of the Bank's common stock. The 1998 plan allows for grants of stock options to both the staff and key employees. A total of 480,000 shares may be granted under the 1998 plan. Under these plans, the option price shall at least equal the fair market value of such shares on the date the options are granted, and all options expire not later than ten years from the date of grant. All options became fully vested in January 2002 upon completion of the acquisition of the Bank which is described in note 1.

       As provided by SFAS No. 123, which became effective for the Bank on January 1, 1997, the Bank continues to apply APB Opinion No. 25 and related interpretations in accounting for its stock-based compensation plans. Accordingly, no compensation expense has been recognized for its fixed stock options, which constitute the majority of the grants made under the plans. Compensation expense has been recognized for the Bank's variable stock options which were granted in 1998 and subsequent years, and which become exercisable if the market price of the Bank's common stock reaches a specified level and remains at that level for a specified period. The compensation expense is measured when the market price reaches the specified level, or when it is deemed probable that the price will reach that level. The expense equals the excess of the market price over the exercise price on the measurement date, and is recognized on the vesting date or over the vesting period (if applicable).


                                       26                            (Continued)

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999



       In contrast, SFAS No. 123 requires recognition of expense for the fair value of all stock option awards (both fixed and variable), measured on the grant date. Under SFAS No. 123, the expense equals the grant-date fair value of the awards, estimated using an option pricing model, which is recognized over the vesting period (if any). Accordingly, the amount of expense recognized in any given period using the fair-value-based method of SFAS No. 123 may be greater or less than the expense recognized using the intrinsic-value-based method of APB Opinion No. 25. Had compensation expense for the Bank's stock-based compensation plans been determined consistent with SFAS No. 123, the Bank's net earnings and earnings per share for the years ended December 31 would have changed to the pro forma amounts indicated below:

                                                                    2001                   2000                  1999
                                                            ---------------------------------------------------------------

      Net earnings (in thousands):
          As reported                                      $         8,100      $          11,045     $          10,101
          Pro forma                                                  8,225                 10,917                 9,622

      Basic earnings per share:
          As reported                                                 1.71                   2.36                  2.18
          Pro forma                                                   1.73                   2.33                  2.08

      Diluted earnings per share:
          As reported                                                 1.64                   2.30                  2.10
          Pro forma                                                   1.66                   2.28                  2.00

       For purposes of the preceding disclosure, under SFAS No. 123, fair value has been estimated on the date of each grant using the binomial option-pricing model with the following weighted average assumptions: dividend yield of 5.0%; expected volatility of 26% in 2001, 24% in 2000 and 22% in 1999; risk-free interest rates averaging 4.8% in 2001, 5.7% in 2000 and 5.21% in 1999; and expected lives of five years.

       A summary of the status of the Bank's stock option plans as of December 31, 2001, 2000 and 1999, and changes during the years then ended, is presented below.

                                                2001                          2000                          1999
                                     ---------------------------   ---------------------------   ---------------------------
                                                      AVERAGE                       AVERAGE                       AVERAGE
                                                      EXERCISE                      EXERCISE                      EXERCISE
                                       SHARES          PRICE          SHARES         PRICE         SHARES          PRICE
                                     ------------   ------------   ------------   ------------   ------------   ------------
      Beginning of year                838,900     $    17.72        821,300     $    17.32        622,900     $    14.93
      Granted                           40,500          20.76         75,300          19.29        322,300          21.53
      Exercised                       (245,434)         18.19        (20,100)          9.64        (42,300)         15.63
      Forfeited                        (20,350)         20.63        (37,600)         16.29        (81,600)         16.54
                                     ------------   ------------   ------------   ------------   ------------   ------------
      Outstanding at December 31       613,616     $    17.59        838,900     $    17.72        821,300     $    17.32
                                     ============   ============   ============   ============   ============   ============
      Exercisable at December 31       497,066     $    18.11        564,430     $    18.07        526,000     $    18.12
      Weighted average fair
          value of options
          granted during the year   $     3.69                    $     3.37                    $     3.33


                                       27                            (Continued)

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999



       The following table summarizes information about the Bank's stock options at December 31, 2001:

                                                   OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
                                    ---------------------------------------------------    ---------------------------------
                                                         WEIGHTED
                                                          AVERAGE           WEIGHTED                             WEIGHTED
                                                         REMAINING           AVERAGE                              AVERAGE
         RANGE OF EXERCISE               NUMBER         CONTRACTUAL         EXERCISE           NUMBER             EXERCISE
              PRICES                  OUTSTANDING          LIFE               PRICE          EXERCISABLE           PRICE
      --------------------------    --------------    --------------     --------------    --------------     --------------
      $9.19 - 13.69                      193,200        2.5 years       $    10.69              142,000      $    10.50
      $15.56 - 23.00                     408,166        7.2 years            20.56              343,066           20.93
      $23.38 - 27.38                      12,250        6.3 years            27.29               12,000           27.38
                                    --------------                                         --------------
                    Total                613,616        5.7 years       $    17.59              497,066      $    18.11
                                    ==============                                         ==============

       At December 31, 2001, there were 12,000 shares of restricted stock outstanding with associated unearned compensation included as a reduction of retained earnings of $138,000. Compensation expense recorded with respect to restricted stock totaled $69,000 in 2001, $69,000 in 2000 and $169,000 in 1999.

(14)   REGULATORY CAPITAL REQUIREMENTS

       The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about capital components, risk weightings and other factors.

       Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total capital to risk-weighted assets, of total Tier 1 Capital to risk-weighted assets, and of Tier 1 Capital to average assets. Management believes, as of December 31, 2001 and 2000, that the Bank met all capital adequacy requirements to which it was subject.

       As of December 31, 2001, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework from prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There have been no conditions or events since that notification that management believes have changed the Bank's category.


                                       28                            (Continued)

                          AMERICAN BANK OF CONNECTICUT
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999



       The Bank's actual capital amounts and ratios are summarized below in comparison to the required regulatory amounts:

                                                                       DECEMBER 31, 2001
                                     ---------------------------------------------------------------------------------------
                                                                     FOR CAPITAL ADEQUACY
                                               ACTUAL                      PURPOSES                TO BE WELL CAPITALIZED
                                     ---------------------------   ---------------------------   ---------------------------
                                        AMOUNT          RATIO         AMOUNT          RATIO         AMOUNT          RATIO
                                     ------------   ------------   ------------   ------------   ------------   ------------
                                                                     (dollars in thousands)

      Total Capital (to Risk
          Weighted Assets)          $    73,817         14.9%     $    39,693          8.0%     $    49,616         10.0%
      Tier 1 Capital (to Risk
          Weighted Assets)               67,588         13.6           19,846          4.0           29,769          6.0
      Tier 1 Capital (to Average
          Assets)                        67,588          7.3           36,887          4.0           46,109          5.0


                                                                       DECEMBER 31, 2000
                                     ---------------------------------------------------------------------------------------
                                                                      FOR CAPITAL ADEQUACY
                                               ACTUAL                      PURPOSES                TO BE WELL CAPITALIZED
                                     ---------------------------   ---------------------------   ---------------------------
                                        AMOUNT          RATIO         AMOUNT          RATIO         AMOUNT          RATIO
                                     ------------   ------------   ------------   ------------   ------------   ------------
                                                                     (dollars in thousands)

      Total Capital (to Risk
          Weighted Assets)          $    63,430         12.4%     $    40,867          8.0%     $    51,084          10.0%
      Tier 1 Capital (to Risk
          Weighted Assets)               57,032         11.2           20,434          4.0           30,650          6.0
      Tier 1 Capital (to Risk
          Weighted Assets)               57,032          6.4           35,714          4.0           44,642          5.0


       The Bank's ability to pay dividends is subject to Connecticut banking law. The Bank may not declare a dividend in excess of its retained net profits from the current and prior two years. Also, the Bank may not pay a dividend if the effect of the dividend would be to reduce its capital below regulatory requirements.

On January 18, 2002, American Financial Holdings, Inc. ("American Financial") through its subsidiary, American Savings Bank, (the "Bank") acquired American Bank of Connecticut ("ABC"). American Financial acquired all of the outstanding common stock of ABC. The unaudited pro forma consolidated condensed financial statements reflect the effects of the ABC acquisition, assuming that the acquisition occurred January 1, 2001 for the statement of income and at December 31, 2001 for the balance sheet.

American Financial Holdings, Inc. and American Bank of Connecticut Unaudited Pro Forma Consolidated Condensed Balance Sheet as of December 31, 2001.

                                                                                                        Pro Forma
                                               American          American          Pro Forma            American
                                               Financial           Bank           Adjustments           Financial
                                           ----------------  ---------------  -------------------     --------------
                                                              (in thousands)

ASSETS:
   Cash and due from banks                  $     22,133     $     15,398            $       -        $    37,531
   Federal funds sold                             17,050          117,400              (73,863) (A)        60,587
   Securities available for sale                 536,394          326,749               (1,895) (B)       861,248
   Loans receivable, net                       1,214,847          415,755                  383  (C)     1,630,985
   Bank premises and equipment, net               13,490            5,088               (1,000) (D)        17,578
   Cash surrender value of life insurance         63,144           17,965                    -             81,109
   Goodwill                                            -           12,451               67,995  (E)        80,446
   Core deposit intangibles                            -                -               15,597  (F)        15,597
                                           ----------------  ---------------  ------------------      --------------
     Total intangible assets                           -           12,451               83,592             96,043
                                           ----------------  ---------------  ------------------      --------------
   Other assets                                   33,538           14,648                9,098  (G)        57,284
                                           ----------------  ---------------  ------------------      --------------
   Total Assets                             $  1,900,596     $    925,454            $  16,315        $ 2,842,365
                                           ================  ===============  ==================      ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits                                 $  1,124,249     $    731,527            $   4,052  (H)   $ 1,859,828
   FHLB advances and other borrowings            311,444          107,000                3,697  (I)       422,141
   Other liabilities                              69,956            2,755                6,905  (J)        79,616
                                           ----------------  ---------------  ------------------      --------------
   Total liabilities                           1,505,649          841,282               14,654          2,361,585
                                           ----------------  ---------------  ------------------      --------------

Stockholders' Equity
   Preferred stock                                     -                -                    -                  -
   Common stock                                      289            5,008               (5,008) (K)           289
   Additional paid-in capital                    285,953           12,385                6,996  (K)       305,334
   Unallocated common stock held by ESOP         (22,386)            (912)                (912) (K)       (22,386)
   Stock-based compensation                         (266)               -                    -               (266)
   Treasury stock                               (188,746)               -               66,452  (K)      (122,294)
   Retained earnings                             278,315           63,939              (63,939) (K)       278,315
   Accumulated other comprehensive income         41,788            3,752               (3,752) (K)        41,788
                                           ----------------  ---------------  ------------------      --------------
     Total stockholders' equity                  394,947           84,172                1,661            480,780

                                           ----------------  ---------------  ------------------      --------------
Total Liabilities and Stockholders' Equity  $  1,900,596     $    925,454            $  16,315        $ 2,842,365
                                           ================  ===============  ==================      ==============

American Financial Holdings, Inc. and American Bank of Connecticut, Inc., Unaudited Pro Forma Consolidated Condensed Balance Sheet as of December 31, 2001.

                                                                                                    Pro Forma
                                          American          American          Pro Forma             American
                                          Financial           Bank           Adjustments            Financial
                                      ----------------  ---------------  -------------------     --------------
                                                      (in thousands except per share amounts)

Interest income                         $   121,028      $    58,937            $ (3,029) (L)    $   176,936
Interest expense                             61,240           34,178                (810) (M)         94,608
                                      ----------------  ---------------  -----------------       --------------

   Net interest income before
     provision for loan losses               59,788           24,759              (2,219)             82,328

Provision for loan losses                       450            1,100                    -              1,550

Non-interest income                          18,654            5,270                    -             23,924

Non-interest expense                         36,046           17,659                 373  (N)         54,078
                                      ----------------  ---------------  -----------------       --------------

   Income before income taxes                41,946           11,270              (2,592)             50,624

Income taxes                                 13,316            3,170                (907) (O)         15,579
                                      ----------------  ---------------  -----------------       --------------

   Net income                           $    28,630      $     8,100            $ (1,685)        $    35,045
                                      ================  ===============  =================       ==============

Earnings per share - basic              $      1.40      $      1.71                             $      1.48

Earnings per share - diluted                   1.33             1.64                                    1.40

Weighted average shares
   outstanding - basic                   20,446,613        4,747,958                              23,655,328

Weighted average shares
   outstanding - diluted                 21,556,293        4,950,317                              25,038,280


The accompanying notes are an integral part of the unaudited pro forma consolidated condensed financial statements.

1.   ACQUISITION

     On January 18, 2002, American Financial Holdings, Inc. through its subsidiary, American Savings Bank, (the "Bank"), acquired American Bank of Connecticut. American Financial acquired all of the outstanding common stock of ABC for $73.9 million of cash, excluding transaction costs, and issued 3,208,715 shares of American Financial common stock.

The acquisition was accounted for as a purchase and the purchase price was allocated based on the estimated fair market values of the assets and liabilities acquired. The preliminary allocation of the purchase price is as follows:

                                                                                              (In thousands)
                    Total purchase price                                                     $      161,561
                                                                                              -----------------
                    Nets assets of American Bank based on historical
                      carrying amounts as of January 18, 2002                                        80,699
                    Elimination pre-existing goodwill reflected in net assets                       (12,496)
                    Increase (decrease) in net assets to reflect estimated fair value adjustments under the purchase method of
                      accounting:
                    Loans                                                                               383
                    Bank premises and equipment                                                      (1,000)
                    Other assets
                                                                                                      7,942
                    Federal Home Loan Bank borrowings                                                (3,697)
                    Prepaid pension
                                                                                                      1,156
                    Accrual of liability for merger related costs                                    (5,804)
                    Deferred tax effect of fair value adjustments
                      and merger-related costs                                                       (1,101)
                    Time deposits                                                                    (4,052)
                                                                                              -----------------
                    Fair value of net assets acquired                                                62,030
                                                                                              -----------------
                    Total purchase price in excess of fair value of net
                      assets acquired                                                                99,531

                    Identifiable intangible assets (core deposit intangible)                         15,597
                                                                                              -----------------

                    Goodwill                                                                 $       83,934
                                                                                              =================


The merger has been accounted for by American Financial under the purchase method of accounting in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations, and SFAS No. 142, "Goodwill and Other Intangible Assets." In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," intangible assets other than goodwill (such as core deposit intangibles) must be amortized over their estimated useful lives. Goodwill will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge to earnings will be made.

The pro forma information presented is theoretical in nature and not necessarily indicative of future consolidated results of operations of the Company or the consolidated results of operations which would have resulted had the Company acquired the stock of ABC during the periods presented. The unaudited pro forma consolidated condensed financial statements reflect the effects of the ABC acquisition, assuming that the acquisition occurred January 1, 2001 for the statement of income and at December 31, 2001 for the balance sheet.

2.       PRO FORMA ADJUSTMENTS


(A)      Represents the cash portion consideration of the purchase price.

(B) Represents the cost basis amount of an adjustment of American Bank stock (89,700 shares) held by American Financial.

(C) Represents adjustments to record the acquired loans at fair value based on interest rates at December 31, 2001, resulting in a net premium of $383,000.

(D) Represents the fair market value adjustment relating to premises and equipment.

(E) The net adjustment of $68.0 million represents (i) an increase of $80.0 million to record the estimated goodwill related to the merger and (ii) a decrease of $12.5 million to eliminate the pre-existing goodwill related to prior branch acquisitions by American Bank.

(F) Represents an adjustment to record American Bank's core deposit intangible ("CDI") at 2.16% of core deposits. The CDI will be amortized using an accelerated method over a 10-year period.

(G) Represents the (i) adjustment to record the difference in the projected benefit obligation and fair value of plan assets in American Banks pension plan of $1.2 million and (ii) an increase in net deferred tax assets for the estimated tax effects of fair value adjustments and merger related costs of $6.8 million and (iii) adjustment of $1.1 million to record the estimated tax refund from the Internal Revenue Service for the 2001 tax year.

(H) Represents the fair market value adjustment relating to time deposit liabilities resulting in a net premium of $4.1 million.

(I) Represents an adjustment to record American Bank's Federal Home Loan Bank borrowings at fair value based on interest rates as of January 15, 2002 resulting in a net premium of $3.7 million.

(J) Represents a deferred tax liability of $5.5 million recognized with respect to the non-deductible portion of the core deposit intangible, a deferred tax asset associated with the American Bank goodwill of $4.4 million resulting in a net deferred tax liability of $1.1 million, and the accrual of the following estimated merger-related costs totaling $5.8 million: payments of $2.0 million to officers and employees of American Bank pursuant to changes in control provisions of certain agreements and severance arrangements; and merger-related costs of $3.8 million.

(K) Represents (i) the elimination of American Bank's historical stockholders' equity balances, (ii) the issuance by American Financial of 3,208,715 common shares as the stock portion of the merger consideration, at a total market value of $73.8 million ($66.5 million from treasury stock and $7.3 million from additional paid-in capital) based on the agreed upon price of $23.01 at July 18, 2001 with an exchange ratio of 1.304 shares and (iii) an adjustment of $12.0 million to record the fair value of American Bank vested options that were exchanged for vested options of American Financial.

(L) Represents (i) a $93,000 reduction in dividend income for the 89,700 shares of American Bank common stock held by American Financial, (ii) a $2.9 million reduction in interest income based on an annual average yield of approximately 3.8% for the $73.9 million cash portion of the purchase - see adjustment (A) above, and (iii) a $70,000 adjustment to amortize loan premium as a result of recording acquired loans at fair value. See adjustment (C) above. Premiums are being amortized over 5.5 years.

(M) Represents the annual amortization of the time deposit fair value adjustment using a straight line method over five years. See adjustment
         (H) above.

(N)      Represents the following:

                                                                                                 (In thousands)
         Adjustment to record the amortization of the core deposit intangible using an accelerated method over a 10 year period. See adjustment
         (F) above.
                                                                                              $        2,836

         Adjustment to record the amortization of the pension asset. See adjustment                     (256)
         (G) above.

         Adjustment to record the decrease in depreciation expense as a result of writing-down certain premises and equipment. See adjustment (D)
         above.
                                                                                                        (309)

         Adjustment to record the reversal of amortization of American Bank's
         pre-existing goodwill. See adjustment (E) above.                                             (1,898)
                                                                                                --------------

                                                                                                         373
                                                                                                ==============


(O) Represents the tax effect at a federal rate of 35.0% of the pro forma adjustments (L), (M) and (N) above, reflected in the Consolidated Condensed Statement of Income.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      American Financial Holdings, Inc.

Date: April 2, 2002                   /s/ Charles J. Boulier, III
                                      -----------------------------------
                                      Charles J. Boulier, III
                                      Senior Executive Vice President,
                                      Chief Financial Officer and Treasurer



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